CERTIFICATE OF ADOPTION OF
                          AMENDMENTS TO AMENDED CHARTER
                                       OF
                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                     AND OF
                     THE ADOPTION AND RATIFICATION OF A NEW
                       AMENDED CHARTER OF SUCH CORPORATION


     The Prudential Insurance Corporation of America, a mutual insurance company incorporated in the State of New Jersey, by Robert C. Winters, Chairman and Chief Executive Officer, by Joseph J. Melone, President, and by Dorothy K. Light, Secretary, does hereby certify:

     1. That the said The Prudential Insurance Company of America is a mutual life insurance corporation of the State of New Jersey.

     2. That the Board of Directors of said corporation at a meeting duly called, convened and held in accordance with the Amended Charter and By-Laws of such corporation on the 12th day of January, 1988, which date was not less than 30 nor more than 90 days after Notice of Intention to present proposed amendments to the Amended Charter for adoption or rejection by such Board had been given to all of such directors and to the Commissioner of Insurance of the State of New Jersey pursuant to the provisions of Subtitle 3 of Title 17B of the New Jersey Statutes, by a unanimous vote of the Directors present at such meeting, adopted the following resolutions:

     "IT IS HEREBY RESOLVED that a new Article Ten be added to the Charter of The Prudential Insurance Company of America, subject to approval by the

New Jersey Insurance Commissioner and filing of the amended Charter with the Department of Insurance, as follows:


     10. No Director or officer of the corporation shall be personally liable to the corporation or its policyholders for damages for breach of any duty owed to the corporation or its policyholders, except that this provision shall not relieve any such Director or officer of liability for any act or omission for which such relief cannot be granted under the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended. Neither the amendment or repeal of this Article nor the adoption of any provision of this Amended Charter which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director or officer of the corporation for or with respect to any act or omission of such Director or officer occurring prior to such amendment, repeal or adoption."

"IT IS FURTHER HEREBY RESOLVED that Article Two of the Charter shall be amended by substituting `Dorothy K. Light' for `Isabelle L. Kirchner' as agent for service of process."

"IT IS FURTHER HEREBY RESOLVED that the Chairman of the Board and Chief Executive Officer, The President, and either the Secretary or any Assistant Secretary, are authorized to make and execute a Certificate of

Adoption of such amendments to the Amended Charter of the Company, to affix the corporate seal thereto, and to take such action as is required by Subtitle 3 of Title 17B of the New Jersey Statutes in order to cause such amendments to the Amended Charter to become effective."

"IT IS FURTHER HEREBY RESOLVED that a new Amended Charter of the Company in the following form, restating the present Amended Charter with all amendments thereto, including those set forth in the preceding resolutions, and making appropriate conforming changes in the prefatory paragraph, be and hereby is adopted and ratified as the Amended Charter of the Company setting forth fully and completely all of the terms and conditions under which the Company shall hereafter transact business.


                                     'CHARTER
                                       OF
                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


The Prudential Insurance Company of America, a corporation created as a stock life insurance corporation by Chapter 521 of the Private Laws of the year 1873 of the State of New Jersey, the charter of which thereby granted was amended by Chapter 40 of the Private Laws of the year 1875 and from time to time further amended by action of directors and stockholders as authorized by the general laws of the State of New Jersey, which corporation became a mutual life insurance corporation by virtue of the provisions of Article Eight of Chapter Thirty-four of Title 17 of the Revised Statutes and did adopt, pursuant to the provisions of Chapter 14 of the Laws of New Jersey of the year

1943, an amended charter, does hereby adopt, pursuant to the provisions of Subtitle 3 of Title 17B, of the New Jersey Statutes, this Amended Charter setting forth fully and completely all of the terms and conditions of the Charter under which the corporation shall hereafter transact business:

1. The name of the corporation shall continue to be 'The Prudential Insurance Company of America.'

     2. The principal office of the corporation in the State of New Jersey shall be located at 745 Broad Street in the City of Newark, County of Essex, and the name of the agent in and in charge of such principal office upon whom process against the corporation may be served is Dorothy K. Light.

     3. The business of the corporation shall be that of a mutual life insurance corporation, with all of the rights, privileges and powers conferred upon such corporation by the general laws of New Jersey, and such as may from time to time be conferred by law upon such corporations. The kinds of insurance, reinsurance and annuities to be written by the corporation shall be 'Life insurance' as defined in
          Section 17B:17-3 of Subtitle 3 of Title 17B of the New Jersey Statutes, 'Health insurance' as defined in Section 17B:17-4 of said Subtitle 3, 'Annuity' as defined in Section 17B:17-5 of said Subtitle 3, 'Legal services insurance' as defined in and authorized by Section 17:46C-1 of Title 17 of the New Jersey Statutes, 'Reinsurance' as defined in and authorized by Sections 17B:18-62 and

          17B:18-63 of said Subtitle 3, "Extended reinsurance" as defined in and authorized by Section 17B:18-65 of said Subtitle 3, and such other insurance and reinsurance as may be permitted under the laws of the State of New Jersey to be written by an insurer authorized to do the kinds of business described in Sections 17B:17-3, 17B:17-4 and 17B:17-5 of said Subtitle 3. Independently of any insurance or annuity contract, the corporation may provide services of the kinds authorized for a domestic life insurance corporation by Section 17B:18-43 of said Subtitle 3, subject to the provisions of said Section, and such as may from time to time be authorized for a domestic life insurance corporation by the laws of New Jersey.

     4. The corporation shall continue to be a mutual life insurance corporation.

     5.   The duration of the life of the corporation shall be unlimited.

     6. The Board of Directors shall exercise all of the corporate powers of the corporation except as otherwise provided by law and shall manage all of the property, business and affairs of the corporation.

     7. The Board of Directors shall be of the number and shall be chosen in the manner set forth in Sections 17B:18-19 to 17B:18-28, inclusive, of Subtitle 3 of Title 17B, of the New Jersey Statutes.

     8. Any vacancy in the Board of Directors shall be filled in the manner provided in Sections 17B:18-19 to 17B:18-28, inclusive of Subtitle 3 of Title 17B, of the New Jersey Statutes.

     9. The Board of Directors shall have full power from time to time to make, alter, amend and rescind by-laws, rules and regulations for the conduct of the business and affairs of the corporation in conformity with the provisions of this Amended Charter, and to employ such officers and agents as the Board of Directors in its discretion may determine for the conduct of such business and affairs.

     10. No Director or officer of the corporation shall be personally liable to the corporation or its policyholders for damages for breach of any duty owed to the corporation or its policyholders, except that this provision shall not relieve any such Director or officer of liability for any act or omission for which such relief cannot be granted under the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended. Neither the amendment or repeal of this Article nor the adoption of any provision of this Amended Charter which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director or officer of the corporation for or with respect to any act or omission of such Director or officer occurring prior to such amendment, repeal or adoption.'"

     IN WITNESS WHEREOF, the said The Prudential Insurance Company of America has caused this Certificate to be signed by its Chairman of the Board and Chief Executive Officer, its President and its Secretary, and its corporate seal to be affixed hereto this 13th day of January, 1988.


                              THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA

                              BY  /s/ Robert C. Winters
                                  ----------------------------
                                   Robert C. Winters
                                   Chairman of the Board and
                                   Chief Executive Officer


                              By  /s/ Joseph J. Melone
                                  ----------------------------
                                   Joseph J. Melone
                                   President

                              By   /s/ Dorothy K. Light
                                   ---------------------------
                                   Dorothy K. Light
                                   Secretary


ATTEST

/s/ Dorothy K. Light
---------------------------
Dorothy K. Light, Secretary

STATE OF NEW JERSEY :
                    : SS.:
COUNTY OF ESSEX     :


     BE IT REMEMBERED that on this 13th day of January, 1988, before me, the Subscriber, a Notary Public of the State of New Jersey, personally appeared DOROTHY K. LIGHT who, being by me duly sworn on her oath, deposes and makes proof to my satisfaction, that she is the Secretary of the Corporation named in the foregoing Certificate; that Robert C. Winters is the Chairman of the Board and Chief Executive Officer of said Corporation; that Joseph J. Melone is the President of said Corporation; that the execution, as well as the making of this Certificate, has been duly authorized by a proper resolution of the Board of Directors of said Corporation; that deponent well knows the corporate seal of said Corporation; and that the seal affixed to said Certificate is such corporate seal and was affixed thereto and said Certificate signed and delivered by said Chairman of the Board and Chief Executive Officer, President, and Secretary as and for the voluntary act and deed of said Corporation, in presence of deponent, who thereupon subscribed her name thereto as attesting witness.


                                                  /s/ Dorothy K Light
                                                  -------------------

Sworn and subscribed to before
me on the date aforesaid.

/s/ Flora B. Lynn
-------------------------
     Notary Public

My Commission expires:

Flora Lynn
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires May 1999

                    CERTIFICATE OF COMMISSIONER OF INSURANCE


     I. KENNETH D. MERIN, Commissioner of Insurance of the State of New Jersey, hereby certify that the foregoing Certificate of Adoption of Amendments to Amended Charter of The Prudential Insurance Company of America and of the Adoption and Ratification of a new Amended Charter for such corporation has been submitted to and examined by me, and I find that such Amendments to Amended Charter and such new Amended Charter are in accordance with the provisions of Subtitle 3 of Title 17B of the New Jersey Statutes, are in conformity with law, are not inconsistent with the Constitution and Laws of this State, and do not unreasonable affect the interests of the policyholders of such insurer, and I hereby endorse on the foregoing Certificate my approval of such Amendments to Amended Charter and such new Amended Charter.


DATED : February 19, 1988

                                        Commissioner of Insurance



                                             FILED
                                         Department of Insurance
                                             FEB 26 1988

                                             COMMISSIONER